UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

Tower Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 16, 2013, Tower Group, Inc. (“Tower”) issued a press release stating that it had reached a determination to (i) revise Tower’s previously-filed audited annual consolidated financial statements contained in Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) restate Tower’s previously-filed unaudited interim 2012 consolidated financial statements contained in Tower’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. Tower reached the determination to revise and restate such financial statements on January 10, 2013, following management review of the matter with the Audit Committee of Tower’s Board of Directors.  The need to revise and restate these consolidated financial statements resulted from an error in the application of Financial Accounting Standards Board Accounting Standards Codification 740, Accounting for Income Taxes, related to deferred income taxes on acquisitions.  See Item 4.02(a) below for additional information about the restatement and related matters. A copy of Tower’s press release announcing the revision and restatements and related matters is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Promptly after the filing of this Current Report on Form 8-K, Tower will file with the Securities and Exchange Commission (i) revised audited annual consolidated financial statements in an amendment to its Annual Report on Form 10-K for the year ended December 31, 2011 and (ii) restated unaudited interim consolidated financial statements in amendments to its Quarterly Reports on Form 10-Q for the quarters March 31, 2012, June 30, 2012 and September 30, 2012, in each case to correct the tax error discussed above and other immaterial adjustments that were initially recorded in the period they were identified.  These immaterial adjustments are being recast into the periods in which they originated. In the three month period ended March 31, 2012, the Company recorded an adjustment to correct its deferred tax expense as reported in its Form 10-Q filed on May 10, 2012 for the three months ended March 31, 2012. This adjustment relates to deferred income tax accounting associated with the 2009 CastlePoint Holdings, Ltd. (“CastlePoint”) acquisition. An entry of $3.1 million due to changes in the initial estimate of deferred taxes arising from the CastlePoint acquisition was recorded as a reduction to income tax expense rather than as a reduction to goodwill at March 31, 2012. Management has concluded this adjustment is material to the Form 10-Q’s as filed and is restating the 2012 amounts reported in the Forms 10-Q.

This Current Report on Form 8-K (including the Exhibits hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Tower’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.  Please refer to Tower’s filings with the SEC, including among others Tower’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings on Form 10-Q, for a description of the important factors that could cause the actual results of Tower to differ materially from those indicated in these statements. Forward-looking statements speak only as of the date on which they are made, and Tower undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 10, 2013, the Audit Committee of Tower’s Board of Directors, upon recommendation from Tower’s management, concluded that Tower’s previously-filed unaudited interim consolidated financial statements contained in Tower’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 require restatement to correct an error in the treatment of deferred income taxes, as discussed above and in Tower’s press release attached hereto, and, therefore, should no longer be relied upon.

As a result of the error detected above, Tower has determined that Tower had a material weakness in its internal control over financial reporting at March 31, 2012, June 30, 2012 and September 30, 2012. A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.  For a discussion of Tower’s controls and procedures and the material weakness identified, see Part 1, Item 4, Controls and Procedures of Tower’s amendments to its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 to be filed promptly following this Current Report on Form 8-K.

The Audit Committee and management of Tower have discussed the matters disclosed in this Current Report on Form 8-K with Tower’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 16, 2013

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date:	January 16, 2013	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Executive Vice President,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 16, 2013